                          SUBSCRIPTION AND REGISTRATION FORM
                             FOR MISSION WEST PROPERTIES
                                     COMMON STOCK


I.  PURCHASE OF COMMON STOCK

    A. By executing this Subscription and Registration Form for Mission West Properties Common Stock (the "Common Stock"), and the counterpart signature pages to the Stock Purchase Agreement (the "Stock Purchase Agreement"), the undersigned hereby irrevocably agrees for the benefit of Mission West Properties, a California corporation (the "Company") (i) to purchase ______________ shares of the Common Stock of the Company, at a purchase price of $4.50 per share for a total purchase price of $_____________ (the "Purchase Price") and (ii) to tender the Purchase Price at the Closing (as that term is defined in the Stock Purchase Agreement) by wire transfer no later than the 5:00 p.m., P.S.T., on November 12, 1997 to Mellon Bank, Pittsburgh, Pennsylvania, ABA #043 000261, for credit to: Merrill Lynch, Account #101 1730; for further credit to: Mission West Properties, Account #291 07M35.

    B. Unless the Company is instructed otherwise in writing by the undersigned, the Purchase Price will be returned promptly in the event that for any reason the purchase and sale of the Common Stock subscribed hereby is not consummated or in the event that the undersigned's subscription is rejected.


II. REGISTER COMMON STOCK AS FOLLOWS:

    A.   Corporation, Trust, Other Organization or any other Fiduciary Capacity

         ----------------------------------------------------------------------
         (Name of Corporation, Other Organization or Trustees)

         If Trust, date of
         Trust Instrument: ______________  Tax ID Number: ____________________


    B. Individual, Joint Tenants, Tenants in Common,
         Community Property:___________________
                            (Type of Ownership)

         -------------------------------------      ----------------------
         (First Name)   (Last Name)    (M.I.)        (Social Security No.)

         -------------------------------------      ----------------------
         (First Name)   (Last Name)    (M.I.)        (Social Security No.)

         -------------------------------------      ----------------------
         (First Name)   (Last Name)    (M.I.)        (Social Security No.)

    (Joint tenancy with rights of survivorship will be presumed unless otherwise indicated.)


    C.   Custodian for a Minor:

         ------------------------------------
         (Custodian's First Name) (Last Name)

         ------------------------------------    -----------------------------
         (Minor's First Name)     (Last Name)    (Minor's Social Security No.)
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         Under the ______________________________ Uniform Gifts to Minor Act.
                   (State of Residence of Minor)

         --------------------------------------
         (Custodian's First Name) (Last Name)

         --------------------------------------  -----------------------------
         (Minor's First Name)     (Last Name)    (Minor's Social Security No.)


         Under the _____________________________ Uniform Gifts to Minor Act.
                   (State of Residence of Minor)

         --------------------------------------
         (Custodian's First Name) (Last Name)

         --------------------------------------  -----------------------------
         (Minor's First Name)     (Last Name)    (Minor's Social Security No.)


         Under the _______________________________Uniform Gifts to Minor Act.
                    (State of Residence of Minor)

III.     SUBSCRIBER'S NAME AND ADDRESS:

         ------------------------------------------
         (Print or type name(s)

         ------------------------------------------
         (Street Address)

         ------------------------------------------
         (City, State, Country)

         ------------------       -----------------
         (Telephone Number)       (Facsimile Number)

IV. ACCEPTANCE

         The undersigned purchaser(s) hereby subscribe(s) to purchase shares of Common Stock of the Company and deliver(s) the following documents to the
    Company: (a) a completed and signed Subscription and Registration Form for Mission West Properties Common Stock, (b) one counterpart signature page to the Stock Purchase Agreement; (c) one counterpart signature page to the Voting Rights Agreement (only if you are acquiring at least 22,500 Shares of the Common Stock); (d) a completed Prospective Investor Questionnaire;
    (e) a completed Schedule 13-D Questionnaire (only if you are acquiring at least 22,500 Shares of the Common Stock); (f) a completed Power of Attorney and (f) a signed Substitute IRS Form W-9.


    DATE: __________________________           BY: ___________________________
                                                          (Signature)

    DATE: __________________________           BY: ___________________________
                                                          (Signature)

                                  POWER OF ATTORNEY
                   For Executing Forms 3, 4 and 5 and Schedule 13D

         Know all persons by these presents, that the undersigned hereby constitutes and appoints each of Carl E. Berg and Michael L. Knapp signing singly, as his/her true and lawful attorney-in-fact to:

     1. execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") and the General Rules and Regulations promulgated thereunder (the "Rules");

     2. execute for an on behalf of the undersigned a Schedule 13D, and any amendments thereto, in accordance with Section 13(d) of the Exchange Act and the Rules;

     3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 or Schedule 13D and the timely filing of such forms with the United States Securities and Exchange Commission and any other authority or exchange; and

     4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 and Section 13 of the Exchange Act and the Rules thereunder.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _______ day of _______________, 19____.


                                      ______________________________
                                      Signature

                                      ______________________________
                                      Print Name